UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 21, 2012

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State of Incorporation)

001-32347 (Commission File Number)	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada (Address of Principal Executive Offices)	89511-1136 (Zip Code)

(775) 356-9029
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01                      Entry into a Material Definitive Agreement.

Item 9.01                      Financial Statements and Exhibits

Signatures

Exhibit Index

Exhibit 10.1	Amendment to Employment Agreement of Lucien Bronicki dated March 21, 2012.

Exhibit 10.2	Second Amendment to Employment Agreement of Yehudit Bronicki dated March 21, 2012.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.  Entry into a Material Definitive Agreement.

On March 21, 2012, Ormat Technologies, Inc. (the “Company”) entered into amendments to each of Lucien Bronicki's and Yehudit Bronicki's employment agreements whereby their employment agreements were extended for an additional two years until June 30, 2014.

The foregoing description of the amendments to the employment agreements is qualified in its entirety by reference to the amendments attached hereto as Exhibit 10.1 and Exhibit 10.2, and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Amendment to Employment Agreement of Lucien Bronicki dated March 21, 2012 by and between Ormat Technologies, Inc. and Lucien Bronicki.

Exhibit 10.2	Second Amendment to Employment Agreement of Yehudit Bronicki dated March 21, 2012 by and between Ormat Technologies, Inc. and Yehudit Bronicki

Safe Harbor Statement

Information provided in this report on Form 8-K may contain statements relating to current expectations, estimates, forecasts and projections about future events that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to the Company's plans, objectives and expectations for future operations and are based upon its management's current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see "Risk Factors" as described in Ormat Technologies, Inc.'s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC.

By:	/s/ Yehudit Bronicki
Name: Yehudit Bronicki
Title: Chief Executive Officer

Date:  March 26, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Amendment to Employment Agreement of Lucien Bronicki dated March 21, 2012 by and between Ormat Technologies, Inc. and Lucien Bronicki.

10.2	Second Amendment to Employment Agreement of Yehudit Bronicki dated March 21, 2012 by and between Ormat Technologies, Inc. and Yehudit Bronicki.